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                                 EXHIBIT 10.7

                   LEASE AGREEMENT, DATED SEPTEMBER 7, 1998

                FOR SANTA MONICA, CALIFORNIA EXECUTIVE OFFICES

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                          [Lantana Center Letterhead]

TO:               MIRAGE HOLDINGS, INC.
FROM:                     CATHY MARLOWE
DATE:                   AUGUST 25, 1998

RE:               RENTAL AGREEMENT

This letter will constitute an agreement between LANTANA CENTER and MIRAGE HOLDINGS, INC.

This company will be taking 2 offices on a month to month basis beginning September 7, 1998. The rental will be prorated to the days that the company occupies the room CONTINGENT UPON A ONE WEEK WRITTEN MOVE-OUT NOTICE. The room numbers are Room 2235 ($1,245.00), and Room 2237 ($1,020.00). If any
additional rooms are rented they will also be under this agreement. Any partial month rental will be prorated as used based on the monthly billing rate divided by 30 days and multiplied by the number of days the rooms are occupied. All billing months are based on a thirty day month.

One random parking space/parking card will be supplied, per office, at no charge EXCEPT for a $25.00 REFUNDABLE deposit on each parking card. Messengers who stay under twenty minutes will park at no charge, and parking validation stickers may be purchased at a cost of $1.00 per 20 minutes-$8.00 maximum per day. Additional random parking spaces are $60.00 each per month. Reserved parking spaces may be purchased at the rate of $120.00 each per month. There is a $20.00 charge for each parking sign that is printed and applied to the reserved space. These spaces will be located at close to the entrance of your offices as possible.

Phone charges will be at rate card.  (see attached Tenant Information Sheet).

The furniture that will be supplied at no charge includes DESKS, DESK CHAIRS, CREDENZAS, TYPING STANDS, GUEST CHAIRS, FILING CABINETS (4 DRAWER LEGAL), AND CHAIR MATS. Additional furniture includes couches, coffee tables, lamps, etc. and will be rented to you at our standard rental rate or me be rented by your company directly from outside vendors.

If a Sparkletts water cooler or refrigerator is required you will be charged rate card. (see attached Tenant Information Sheet).

A $2,265.00 security deposit is required for move-in. The security deposit is refundable 60 days AFTER move-out so that we can cover any bills that come in after your production has moved out.

All charges are billed during the first three days of each month and are due and payable by the twentieth day of that month or a 10% late charge is automatically applied. If there is going to be a problem with this you MUST notify Lantana Center in advance so that we can try to make special payment arrangements that are acceptable to us.

Also included free of charge with the offices are janitorial services, and all utilities (electricity, water, etc.). Room keys will be given out at no charge EXCEPT for a REFUNDABLE $25.00 deposit per key. 4x4 cellutex bulletin board is supplied at $10.00 per sheet. Mailing of letters is at no charge as long as they are stamped by your company. If you require stamping by us there is a 15% surcharge on the cost of the postage. If you use ANY other services that we supply to you (such as Federal Express, or U.P.S.) You will be charged rate card. (see attached Tenant Information Sheet).


                                       X /s/ Najeeb U. Ghauri
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If you request to use the fax service located in the Operations office, the cost of each page is $.35, incoming or outgoing and the price of the telephone call. (see attached Tenant Information Sheet).

If you wish to install your own copy machine or editing equipment and require additional electrical to do so you will be charged $200.00 to install any dedicated electrical lines.

Any requests made of the Operations office (telephones, furniture, keys, parking cards, etc.) Will be handled in the order in which they come into the office. We have a 24 hour turnaround on in- house services (Sparkletts or additional furniture may take up to 72 hours). Usually the work in- house is done within a couple of hours, if not sooner, but we do have a 24 hour turnaround policy.

If there are any differences between this agreement and the Tenant Information Sheet, this agreement controls.

The Tenant Information Sheet and this agreement constitute the entire agreement between the parties and supersede any previous agreements or understandings. In any litigation arising herefrom between the parties, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred.

Please SIGN BELOW and INITIAL THE FIRST PAGE of this letter AND the enclosed Tenant Information Sheet.

Thank you for your interest in Lantana Center and I hope we can be of service to you and to your production.


/s/ Cathy Marlowe                      X /s/ Najeeb U. Ghauri
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CATHY MARLOWE                            NAJEEB U. GHAURI

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                           TENANT INFORMATION SHEET                     07/01/98

BUILDING ACCESS - the building is unlocked Monday - Friday at 6am and remains unlocked until 8pm. The building is locked 24 hours a day on Saturday and Sunday. During the hours the building is locked you may gain access by using your parking card key (see PARKING CARD below) in the card readers which are located to the right of each front door and to the left of the back door of Lobby 3.

OPERATIONS OFFICE - opens at 8am and closes at 6pm. After hours you may beep the guard (see EVENING PERSONNEL below) and he/she will let you into the office to use the fax machine or copier. Please call Operations with any questions you have. Anyone who answers the telephone in Operations can probably help you - you do not need to wait for a particular person.

TENANT SPACE INCLUDES -      5 day a week maintenance (Sunday-Thursday)

                               Furniture-  desks, chairs, credenzas, filing
                                           cabinets, typing stands, chair mats
                                           (ADDITIONAL COSTS - COUCHES, COFFEE
                                           TABLES, LAMPS, BOOKCASES, SPARKLETTS
                                           WATER AND/OR COFFEE, ETC.)
                             1 RANDOM parking space - each additional space is $60.00 per month (plus 10% city tax).

RENTAL FURNITURE - Any furniture that your production may want in addition to the furniture that is included, may be rented by you directly from a rental company or we will rent it to you. Please call the Operations office for price information. The rental price is a monthly rate and is NOT prorated.

MOVE-IN CHARGE - a security deposit in the amount of one month's rent is required prior to move-in. This deposit may be brought in on the date of the move-in and will be refunded 60 days after move-out.

MOVE-OUT NOTICE - a one-week WRITTEN notice is required prior to the vacating of any office. IF LESS THAN ONCE WEEK IS GIVEN, ONE WEEK WILL BE CHARGED REGARDLESS. Lantana Center shall have the right to move tenant at any time on 24 hour notice. Lantana Center will handle the moving of all furniture, equipment, etc.

TELEPHONE CHARGES - MONTHLY

                    $ 60.00 installation for multi-line sets (one time)
                    $ 30.00 installation for single-line sets (one time)
                    $ 35.00 monthly charge for each telephone number
                    $ 20.00 monthly charge for each additional line
                    $ 25.00 monthly charge for each 28-button set
                    $ 15.00 monthly charge for each 14-button set
                    $ 20.00 monthly charge for each 14-button display set $ 10.00 monthly charge for each single line set
                    $  5.00 extension voicemail
                    $ 30.00 move/change charge of phone after installation $ 25.00 move/change charge of fax/modem after install $200.00 installation for standard ISDN line
                    $  5.00 monthly charge for ISDN line

     Telephone monthly charges are NOT pro-rated.

TELEPHONE CALL CHARGES - there is a five percent (5%) surcharge on all telephone calls (long distance AND local).

RESERVED PARKING - $120.00 per month per space (plus 10% city tax). There is a $20.00 one-time charge for each parking sign.


                                       X /s/ Najeeb U. Ghauri
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PARKING CARDS - Each card key allows access to the building and/or the parking lot. This allows each tenant to have 24 hour access to the building if their key has been activated. When issued the 1st through the 24th of the month the $60.00 monthly charge ($120.00 for reserved) will apply. If issued the 25th through the last day of the month there will be no charge until the 1st of the following month. There is a $25.00 refundable deposit on each card key. This will be billed on the monthly invoice.

PARKING VALIDATIONS - can be purchased in the Operations Office and any you do not use may be returned for a full refund.

      $1.00 per 20 minutes                    /   $100.00 per book
      $3.00 per hour                          /   $360.00 per book
      $8.00 maximum per day                   /   $160.00 per book
      This price includes the 10% city tax.

EVENING AND WEEKEND PERSONNEL - The team starts at 6pm and leaves at 8am Monday through Friday, and is on duty 24 hours a day Saturday and Sunday. They have access to keys for all the offices and will be available to let you into your room as long as you have proper identification. If you are in the building (weekends or after hours) and need to reach the guard - dial 6000 and, when the line connects, dial your telephone number and hit the # sign. This is the code to a beeped and the guard will call you. If you would liked to get into the Operations office on the weekend dial 6000 and, when the line connects, dial 333 #. This will beep the guard to go to Lobby 3. If you forget your key or have someone coming to visit you there are telephone located at the left of the front door of every lobby. If you dial 6000 from that telephone and dial the Lobby number into the telephone, followed bu the # sign - the guard will come to that lobby and let you in.

If you should need to reach the guard from ab outside number (i.e. your house) dial 310.786.5161 and, when the line connects, enter your phone number. If you should forget this beeper number - call the Operations Office
0 it is on our recording. PLEASE DO NOT PROP OPEN THE DOORS FOR YOUR VISITORS - IF YOU DO THIS YOU ARE ALLOWING ANYONE TO ENTER THE BUILDING. PLEASE TELL
YOUR GUESTS TO USE THE OUTSIDE TELEPHONE TO CALL YOUR TELEPHONE NUMBER OR TO CALL THE GUARD.

AIR-CONDITIONING - the air-conditioning comes on automatically Monday through Friday at 9am and shuts off at 6pm. If you want the air-conditioning on during the nights or weekend - please see the directions on the back of your office door. Also, if you want your air-conditioning adjusted during working hours you need to call Operations and someone will come and adjust it for you. Since we have a large turnover in our tenant population it may take several days to get the air adjusted to your liking - please bear with us.

KEYS - We will supply all keys to your productions offices. There is a $25.00 REFUNDABLE deposit for each key. Please do not have keys made on the outside of the building. If your production does not return all keys within one week of move-out your production will be charged $25.00 per lock fee to change the locks on each door where the keys have not been returned.

BULLETIN BOARDS - We will supply white 4' x 4' bulletin boards in each office at a $10.00 per board charge. Please allow us to hang any bulletin boards or pictures that you may bring in yourself.

CONFERENCE ROOM AND VIDEO ROOM RENTAL - The conference rooms are located upstairs in Lobby 2 and Lobby 4 and rent for $10.00 per hour (or any part of an hour). The rental must be booked through the Operations Office and the tenant is responsible for informing Operations when they have vacated the room. The video room may also been booked through Operations Office and rents for $10.00 per hour for any booking longer than one hour.

XEROX - located in the Operations Office off lobby 3, the charge is $.10 per copy.

FAX - Also located in the Operations Office, the cost of each fax is $.35 per page, incoming or outgoing, and the price of the telephone call for all outgoing.


                                       X /s/ Najeeb U. Ghauri
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U.P.S., Federal Express, and Messenger Service are all supplied by us at a
10% surcharge, Postage is supplies at a 15% surcharge. Remember that wed receive volume discounts (we pass on to you) from most companies. If you wish to use our Federal Express account - the pre-printed forms are available in the Operations Office and the other supplies are in the Mail Room located off of Lobby 3. U.P.S. packages need to be in Operations by 4pm. Please label the packages with your production name for our billing purposes and let us know what type of service you require (i.e. Next Day Air, Ground, etc.) All Federal Express and U.P.S. deliveries are made to Operations Office. Someone from Operations staff will call and let you know when a package has arrived.

MAIL - Incoming mail is sorted and distributed to the mail boxes in the Mail Room by 2pm every day. PLEASE DO NOT CHECK YOUR MAILBOX PRIOR TO 2PM. All mail goes our twice a day five times a week. If must be in the Operations Office no later than 10:30am and 5:30pm in order to be taken out that day. If you wish, if can be stamped in the Operations Office as long as your production company name is on it. NO MAIL WILL GO OUT THAT CANNOT BE IDENTIFIED. There is a 15% surcharge on any mail that we stamp and mail for your production.

INSURANCE - Lantana Center DOES NOT carry any insurance on anything brought into the offices. Due to the fact that we have many messengers, visitors, strangers, etc. in the building please do not leave your office door open OR unlocked when you leave your office for ANY reason. Your company must carry insurance on anything in your offices. Lantana Center is NOT responsible for any of your belongings/equipment.

RETURNED CHECK CHARGE - A $25.00 charge will be assessed on all returned checks, regardless of the reason the item is being returned (bank error, funds on hold, etc.). In addition, if a check is returned after the 20th of the month, we will consider the account delinquent and the standard 10% late charge will apply.

EDITORIAL EQUIPMENT AND SUPPLIES - contract Hope Chambers in Operations or at 315-4740 regarding rental of editorial equipment and the purchasing of all editing supplies. If she is not available, ask whomever answers the phone. All of our equipment rentals and supplies are competitively priced.

If you have any other questions - please ask us. We have a large file in the Operations Office with local restaurant menus - take-out and sit-down. We also have many other resources that may be helpful to you: office equipment rental companies, video transfer services, screening facilities, etc. And if we don't have it now - we will try to find it for you.

PLEASE ALLOW 48 - 72 HOURS FOR ALL SPARKLETTS AND EXTRA FURNITURE DELIVERY. WE HAVE A 24 HOUR TURN AROUND FOR ANY OTHER REQUESTS THAT YOU MAY MAKE OF US. PLEASE KEEP IN MIND THAT WE WILL TRY TO TAKE CARE OF EVERYTHING IMMEDIATELY
BUT WE MAY NEED THE 24 HOURS.  THANKS . . . .


                                       X /s/ Najeeb U. Ghauri
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